UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  October 30, 2007

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. John R. Stringer was appointed by the Board of Directors of the Company to fill a vacancy on the Board, at a meeting held October 30, 2007, effective on such date.  Mr. Stringer was also appointed to the Compensation Committee of the Board of Directors.

Mr. Stringer will receive cash compensation for his services as a member of the Board pursuant to the Company’s Board Compensation Policy previously adopted by the Board.  In addition, the Board granted Mr. Stringer an option (the “Initial Option”) to purchase an aggregate of 100,000 shares of the Company’s common stock pursuant to the Company’s 2006 Stock Incentive Plan, as amended  ("Plan"). The Initial Option will have an exercise price equal to the closing price of the Company’s common stock on October 30, 2007, the grant date of the option, as reported by the OTC Bulletin Board. Vested shares subject to the Initial Option may be exercised within seven years from the effective date of the director’s appointment and will be subject to the terms and conditions of the Plan and any associated stock option agreement. The shares subject to the Initial Option vest over three years, with one-sixth of the shares subject to the Initial Option vesting six months from the date of appointment, and one-twelfth of the shares subject to the Initial Option vesting each quarter thereafter.

Mr. Stringer will also be granted an option to purchase an additional 100,000 shares of the Company’s common stock on the date which is six months from the date of appointment, which option will have the same vesting schedule and terms and conditions as the Initial Option and shall have an exercise price equal to the closing price of the Company’s common stock on the date of grant as reported by the OTC Bulletin Board.

Mr. Stringer founded Venture Consulting, a management consulting firm in January 2005.  Prior to Venture Consulting, Mr. Stringer served at Wyse Technology, a computer network terminal company, as the Chairman and as Chief Executive Officer and President from May 2000 to December 2004.  Prior to May 2000, he was Executive Vice President and General Manager at Wyse beginning in August 1998.  Prior to joining Wyse Technology, Mr. Stringer served from December 1997 to April 1998 as Executive Vice President and General Manager of Network Associates, Inc. (NAI), a network and software security company formed by the merger of McAfee, Inc. and Network General Corporation.  From January 1995 until December 1997, he served as Senior Vice President, Worldwide Sales, Support and Operations of Network General Corporation, a computer network analysis firm.  Mr. Stringer holds a Bachelor of Arts degree in Business Administration focused on economics from the University of Houston.  He has also served on the board of public, private and non-profit organizations, including Wyse Technology, Inc. and Ballet San Jose.  Mr. Stringer was also a founding member of the Markkula School of Applied Ethics at Santa Clara University.

There was no arrangement or understanding between Mr. Stringer and any other person pursuant to which he was selected as a director.  Mr. Stringer does not have any direct or indirect material interest in any existing or proposed transaction to which the Company is or may become a party.

A copy of the press release dated November 5, 2007 related to the foregoing disclosures is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated November 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: ( Registrant )

Date: November 5, 2007	By:	/s/ Thomas L. Marcus
Thomas L. Marcus Chief Executive Officer